EXHIBIT 3.1
                                     E-FILED  Colorado Secretary of State
                                              Date and Time: 05/16/2008 03:47 PM
Document processing fee                       Entity ID: 19871299893
 If document is filed on paper       $125.00
 If document is filed electronically  $25.00  Document Number: 20081271211

Fee & forms/cover sheets
  are subject to change.
To file electronically, access instructions
  for this form/cover sheet and other
  information or print copies of filed
  documents, visit: www.sos.state.co.us
and select Business Center.
Paper documents must be typewritten or
  machine printed.                                     ABOVE SPACE FOR
                                                       OFFICE USE ONLY.

                              ARTICLES OF AMENDMENT
  filed pursuant to ss.7-90-301, et seq. and 7-110-106 of the Colorado Revised
                               Statutes (C.R.S.)

ID Number:                 19871299893
                           -----------------------------------------------------

1.   Entity Name:          RECLAMATION CONSULTING & APPLICATIONS, INC.
                           -----------------------------------------------------
                           (If changing the name of the corporation, indicate name BEFORE the name change)

2.   New Entity Name:      Alderox, Inc.
                           -----------------------------------------------------
                           (if applicable)

3. Use of Restricted Words (if any of these __ "bank" or "trust" or any derivative thereof terms are contained in an entity name, true ___ "credit union ___ "savings and loan" name of an entity, trade name or trademark ___ "insurance", "casualty", "mutual", or "surety" stated in this document, mark the applicable box):

4.   Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6.   If the corporation's period of duration
     as amended is less than perpetual,
     state the date on which the period of
     duration expires:                               ___________________________
                                                              (MM/DD/YYYY)
            OR

     If the corporation's period of duration as amended is perpetual, mark this box: __X__

7.   (OPTIONAL) Delayed effective date:
                                                     __________________________
                                                              (MM/DD/YYYY)
Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the documents the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity, with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

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This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8.     Name(s) and address(es) of the individual(s) causing the document
       to be delivered for filing:    Davies      Michael       C.
                                      ------      -------     --------  --------
                                      (LAST)      (FIRST)     (MIDDLE)  (SUFFIX)

                                      940 Calle Amanecer
                                      ------------------------------------------
                                      (STREET NAME AND NUMBER OR POST OFFICE
                                       INFORMATION)

                                      Suite E
                                      ------------------------------------------

                                      San Clemente    CA           92673
                                      ------------------------------------------
                                      (CITY)        (STATE)  (POSTAL ZIP CODE)

                                                            United States
                                      -----------------     --------------
                                      (PROVINCE -             (COUNTRY -
                                      IF APPLICABLE)          IF NOT US)

(THE DOCUMENT NEED NOT STATE THE TRUE NAME AND ADDRESS OF MORE THAN ONE INDIVIDUAL. HOWEVER, IF YOU WISH TO STATE THE NAME AND ADDRESS OF ANY ADDITIONAL INDIVIDUALS CAUSING THE DOCUMENT TO BE DELIVERED FOR FILING, MARK THIS BOX ____ AND INCLUDE AN ATTACHMENT STATING THE NAME AND ADDRESS OF SUCH INDIVIDUALS)

DISCLAIMER:
-----------

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision dare, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.


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NOTICE:

THIS "IMAGE" IS MERELY A DISPLAY OF INFORMATION THAT WAS FILED ELECTRONICALLY. IT IS NOT AN IMAGE THAT WAS CREATED BY OPTICALLY SCANNING A PAPER DOCUMENT. NO SUCH PAPER DOCUMENT WAS FILED. CONSEQUENTLY, NO COPY OF A PAPER DOCUMENT IS AVAILABLE REGARDING THIS DOCUMENT. QUESTIONS? CONTACT THE BUSINESS DIVISION. FOR CONTACT INFORMATION, PLEASE VISIT THE SECRETARY OF STATE'S WEBSITE.


Click the following links to view attachments

ATTACHMENT 1
------------
AMENDED ARTICLES - MAY 2008.PDF




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                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                  RECLAMATION CONSULTING AND APPLICATIONS, INC.


Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1. Upon the filing of these Articles of Amendment to Articles of Incorporation, the name of the corporation will be Alderox, Inc. Before the name change, the name of the corporation was Reclamation Consulting and Applications, Inc.

2. The following amendments to the Articles of Incorporation of this corporation are amended to read in their entirety as follows:

                                    ARTICLE I

                               NAME OF CORPORATION
                               -------------------

                  The name of the corporation is: ALDEROX, INC.


                                   ARTICLE IV

                                  CAPITAL STOCK
                                  -------------


                  The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock having a par value of One Cent ($0.01) per share. The second class of stock shall be Preferred Stock, having a par value of One Cent ($0.01) per share. The Preferred Stock, or any series thereof, shall have such designations, preferences and relatives, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the Board of Directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the Board of Directors.

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                  The total number of shares of stock of each class which the
                  Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

                           Class            Par Value         Authorized Shares
                           -----            ---------         -----------------
                           Common           $0.01               200,000,000
                           Preferred        $0.01                 5,000,000
                                                                -----------
                           Totals:                              205,000,000

                  Immediately upon the filing of these Articles of Amendment to Articles of Incorporation, each two (2) outstanding shares of Common Stock of the Corporation issued and outstanding shall become one (1) share of Common Stock of the Corporation. In lieu of any fraction of a post-split share to which the stockholder is otherwise entitled, all fractional interests shall be rounded up to the nearest whole number. Stockholders are not required to exchange their certificates representing shares of Common Stock held prior to the reverse split.


                                    ARTICLE V

                                     VOTING
                                     ------

                  Section 5.1 CUMULATIVE VOTING. No cumulative voting shall be allowed.

                  Section 5.2 MAJORITY VOTE. The majority stockholders of the Corporation, holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted consent to such action in writing, shall be permitted to execute written consents to vote upon matters set before them and shall not be required to hold annual or special meetings to vote upon such matters.

3. The date the above amendments to the Articles of Incorporation were adopted: May 5, 2008.

4.       Indicate manner in which amendment(s) was adopted (mark only one):

         [   ]    No shares have been issued or Directors Elected - Adopted by
                  Incorporator(s)

         [   ]    No shares have been issued but Directors Elected - Adopted by the board of directors

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         [   ]    Shares have been issued but stockholder action was not
                  required  -  Adopted by the board of directors

         [ X ] The number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group - Adopted by the stockholders

5. Delayed effective date/time (mm/dd/yyyy hour:minute am/pm): (if not to be effective upon filing)_______ (Not to exceed 90 days)

6. The name(s) and address(es) of individuals causing document to be delivered for filing:




         LAST NAME         FIRST NAME            MIDDLE NAME         SUFFIX
         Davies            Michael                   C.
         ---------         ----------            -----------         ------

         Address 1:        940 Calle Amanecer
                           -------------------------------
         Address 2:        Suite E
                           -------------------------------
         City:             San Clemente
                           -------------------------------
         State:            California
                           -------------------------------
         Zip/Postal Code:  92673
                           -------------------------------
         Province:         N/A
                           -------------------------------
         Country:          United States of America
                           -------------------------------


THE DOCUMENT NEED NOT STATE THE TRUE NAME AND ADDRESS OF MORE THAN ONE SUCH INDIVIDUAL. HOWEVER, IF MORE THAN ONE INDIVIDUAL IS CAUSING THE DOCUMENT TO BE DELIVERED FOR FILING, SELECT YES AND INCLUDE AN ATTACHMENT STATING THE NAMES AND ADDRESSES OF ALL SUCH INDIVIDUALS.)